UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

November 16, 2017

Date of Report (Date of earliest event reported)

TPI Composites, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100, Scottsdale, AZ		85253
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (480) 305-8910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.	REGULATION FD DISCLOSURE

On November 17, 2017, TPI Composites, Inc. (the Company) the Company will host an Investor Day at the Roosevelt Hotel of New York in New York City and will be discussing the Company’s calendar year 2018 financial guidance and summary financial targets for calendar year 2019. A copy of the written materials that will be used at the Investor Day event, including the financial guidance and summary financial targets referenced above, is furnished herewith as Exhibit 99.1 to this current report on Form 8-K, and also is posted and available at the Company’s website at www.tpicomposites.com under the tab “Investors.” Interested investors and other parties may also listen to a simultaneous webcast of the event by logging onto the Investor Relations section of the Company’s website at www.tpicomposites.com.

The Company reserves the right to discontinue the availability of any such materials at any time, and undertakes no duty to update any information or statements made in any such materials (or in any other materials made available on the Company’s website) to reflect events or circumstances after the date of publication, except as required by law.

These written presentation materials and the accompanying oral presentations contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. All statements other than statements of historical facts contained in the presentation materials and accompanying oral presentations, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. Forward-looking statements contained in these presentation materials and accompanying oral presentations, include, but are not limited to, statements about:

•	our financial guidance for calendar year 2018 and the summary financial targets for 2019;

•	growth of the wind energy and our addressable market;

•	the potential impact of General Electric’s acquisition of LM Wind Power upon our business;

•	our future financial performance, including our net sales, cost of goods sold, gross profit or gross margin, operating expenses, ability to generate positive cash flow, and ability to achieve or maintain profitability;

•	the sufficiency of our cash and cash equivalents to meet our liquidity needs;

•	our ability to attract and retain customers for our products, and to optimize product pricing;

•	competition from other wind blade and wind blade turbine manufacturers;

•	the discovery of defects in our products;

•	our ability to successfully expand in our existing markets and into new international markets;

•	worldwide economic conditions and their impact on customer demand;

•	our ability to effectively manage our growth strategy and future expenses;

•	our ability to maintain, protect and enhance our intellectual property;

•	our ability to comply with existing, modified or new laws and regulations applying to our business, including the imposition of new taxes, duties or similar assessments on our products;

•	the attraction and retention of qualified employees and key personnel; and

•	changes in domestic or international government or regulatory policy, including without limitation, changes in tax policy.

Any such presentation materials and the accompanying oral presentations may also contain statistical data, estimates and other information concerning the Company’s industry that are based on independent industry publications, surveys and forecasts or other publicly available information, as well as information based on the Company’s internal sources. The information contained in any materials or presentations from any third-party source may vary considerably from other information sources. This information involves a number of assumptions and limitations, and the Company has not independently verified the accuracy or completeness of the information.

The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 – Presentation dated November 17, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TPI COMPOSITES, INC.

November 16, 2017	By:	/s/ William E. Siwek
William E. Siwek
Chief Financial Officer